Exhibit 99.1

ACQUISITION OF PINNACLE GAS RESOURCES, INC. COMPLETED

SHERIDAN, Wyo., January 25, 2011/PRNewswire-FirstCall/ — Pinnacle Gas Resources, Inc. (PINN.OTCQB) announced today that it has been acquired by Powder Holdings, LLC, an entity controlled by SW Energy Capital LP.  Under the terms of the merger agreement, Pinnacle stockholders are entitled to receive $0.34 per share in cash for each share of Pinnacle common stock that they hold.  Letters of transmittal allowing Pinnacle stockholders of record to deliver their shares to the paying agent in exchange for payment of the merger consideration will be distributed shortly after the closing.  Stockholders of record should be in receipt of the letter of transmittal before surrendering their shares.  The acquisition was approved by the company’s stockholders in August 2010.

Scotia Waterous acted as financial advisor to SW Energy Capital LP, and Vinson & Elkins LLP acted as SW Energy Capital’s legal advisor.

About Pinnacle

Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves. It focuses on the development of coalbed methane (CBM) properties located in the Rocky Mountain region. Pinnacle holds CBM acreage in the Powder River Basin in northeastern Wyoming and southern Montana as well as in the Green River Basin in southern Wyoming. Pinnacle Gas Resources was founded in 2003 and is headquartered in Sheridan, Wyoming.

About SW Energy Capital LP

SW Energy Capital LP is an independent energy private equity fund formed in January 2011 with commitments from Scotia Waterous (USA) Inc. and other investors.  The Fund has four existing portfolio companies.  The Fund is targeting investments principally in small private upstream oil & gas companies with equity commitments ranging from $10 to $50 million.  Scotia Waterous, which will assist the Fund in its investment process, is the oil and gas investment banking division of The Bank of Nova Scotia, with offices in Beijing, Buenos Aires, Calgary, Denver, Houston, London and Singapore.  Scotia Waterous is distinguished by its in-depth knowledge of the oil and gas sector and comprehensive technical understanding of oil and gas assets on a worldwide basis.

Safe Harbor

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this news release including any relating to Pinnacle’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “could,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the areas in which we conduct our business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Company contact: Attention: Investor Relations, (307) 673-9710